UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 30, 2018

(date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-33145

Delaware	36-2257936
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2018, Donald T. Grimes notified Sally Beauty Holdings, Inc. (the “Company”) that he is resigning from his position as Senior Vice President, Chief Financial Officer and Chief Operations Officer effective May 1, 2018 to pursue other interests.  Mr. Grimes’ resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

The Company and Mr. Grimes have entered into a separation agreement, pursuant to which Mr. Grimes will receive, in exchange for his release of all potential claims against the Company: 1) payment of the gross amount of $688,500; 2) an amount equal to $24,109.08,which represents the Company’s cost of health insurance continuation under COBRA for a period of 12 months; 3) payment of a prorated annual bonus for fiscal year 2018; and 4) provision of 12 months of outplacement services. The foregoing description of Mr. Grimes’ separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The Board of Directors (the “Board”) of the Company appointed Mr. Aaron E. Alt as Senior Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, with an expected start date of June 4, 2018.

Prior to his appointment at the Company, Mr. Alt, age 46, held various executive leadership roles at Target Corporation, a NYSE-listed mass merchant retailer, including Senior Vice President, Operations (March 2017 - Present), Senior Vice President, Grocery Transformation (January 2016 - March 2017); Chief Executive Officer, Target Canada Co. (January 2015 - May 2018); Senior Vice President, Finance (August 2015 - January 2016); Senior Vice President, Tax & Treasurer (March 2015 - August 2015); Senior Vice President, Business Development, Risk Management, Tax & Treasurer (October 2013 - March 2015); and Senior Vice President, Business Development & Treasurer (September 2012 – October 2013).

Prior to joining Target, Mr. Alt served in various roles at Sara Lee Corporation, a publicly-traded consumer packaged goods manufacturer, from 2004 to 2012, including as Vice President, Senior Corporate Counsel (2004 - 2006); Senior Vice President – Corporate Development (2006-2009); Senior Vice President, Chief Financial Officer – North American Retail and Foodservice (2009 - 2011); and General Manager - Ball Park Brands (2011 - 2012).

Mr. Alt is a graduate of Kellogg School of Management, Harvard Law School and Northwestern University.

The Compensation Committee of the Board has approved an annual base salary for Mr. Alt of $600,000 and a sign-on bonus of $250,000, which sign-on bonus is subject to 50% repayment if Mr. Alt resigns or is terminated for cause within the first year of his employment.  Mr. Alt’s target annual bonus under the Company’s Annual Incentive Plan will be 60% of his base salary, with the amount of such bonus to be determined based on the achievement of performance metrics approved by the Compensation Committee for fiscal year 2018, and his bonus for fiscal year 2018 will be guaranteed at 100% of his target payout, prorated based on his first day of employment.  Mr. Alt’s recommended equity grant target value for fiscal year 2019 will be $750,000. In addition, Mr. Alt will receive a sign-on equity award comprised of a time-based restricted stock award having a grant date value of $938,000 and non-qualified stock options having a grant date intrinsic value of $462,000, in each case vesting one-third each year on the first through third anniversaries of the grant date, subject to his continued employment with the Company. Mr. Alt also will enter into the Company’s standard form of change-in-control severance agreement for executive officers, which provides for, among other benefits, (a) a lump sum payment upon a qualifying termination of employment following certain change-in-control transactions, in the amount of 1.99 times his annual base salary plus 1.99 times his average bonus over the previous five fiscal years of the Company, and (b) for a period of 24 months following such termination, the continuation of all policies of medical, accident, disability and life insurance with respect to Mr. Alt and his dependents with the same level of coverage as provided by the Company prior to such termination, subject to certain other terms and conditions.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Alt and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Alt and the Company that would be required to be reported.

Brently G. Baxter, age 52, the Company’s Group Vice President, Principal Accounting Officer and Controller, will serve as the Company’s Interim Chief Financial Officer, effective May 1, 2018, until such time as Mr. Alt commences employment with the Company.  Mr. Baxter served as the Company’s Vice President, Principal Accounting Officer and Controller from May 2017 to February 2018, at which time he was promoted to Group Vice President. Prior to joining the Company, Mr. Baxter was the Senior Vice President, Controller and Chief Accounting Officer of Stein Mart, Inc. from 2014 to 2016. Mr. Baxter served as the Vice President, Accounting and Treasury and Controller of PetSmart, Inc. from 2006 to 2014. Mr. Baxter was employed by Cracker Barrel Old Country Store, Inc. from 2003 to 2006 where he served as Vice President and Controller. Mr. Baxter is a Certified Public Accountant with 14 years of public accounting experience with KPMG LLP, where he held the position of Senior Manager before joining Cracker Barrel Old Country Store, Inc. in 2003. He received a Bachelor of Science in Business Administration and a Masters in Accountancy from the University of Tennessee.

 There is no arrangement or understanding with any executive officer of the Company pursuant to which Mr. Baxter was appointed as Interim Chief Financial Officer.  With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Baxter and any director or executive officer of the Company.  With respect to Item 404(a) of Regulation S-K, there are no transactions or relationships between the Company and Mr. Baxter that are required to be reported.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Separation Agreement dated May 1, 2018 between Sally Beauty Holdings, Inc. and Donald T. Grimes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

Date: May 3, 2018	/s/ Christian A. Brickman
Christian A. Brickman
Director, President and Chief Executive Officer